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                                                                    EXHIBIT 99.5

                                    CONSENT
                                       OF
                         CREDIT SUISSE FIRST BOSTON LLC


Board of Directors
Hanmi Financial Corporation
3660 Wilshire Blvd.
Suite PH-A
Los Angeles, CA 90010

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated December 22, 2003, to the Board of Directors of Hanmi Financial Corporation (the "Company") as Appendix B to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger and acquisition involving the Company and Pacific Union Bank and (ii) references made to such opinion in the Registration Statement under the caption "THE MERGER--Opinion of Hanmi's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.




/s/ CREDIT SUISSE FIRST BOSTON LLC
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CREDIT SUISSE FIRST BOSTON LLC

February 6, 2004